SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 15, 2005

NT HOLDING CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	000-15303	73-1215433
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

385 Freeport, #1

Sparks, NV 89431

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

917-981-4569

(ISSUER TELEPHONE NUMBER)

(FORMER NAME AND ADDRESS)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS;

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the terms of an Agreement for Share Exchange (the “Share Exchange Agreement”) dated August 15, 2005 by and among NT Holding Corp., a Nevada corporation (“NT”), Alan Lew, an individual (“Alan Lew”), Newfair Associates Limited, a British Virgin Islands corporation (“NEWFAIR”), and the Shareholders of NEWFAIR (collectively the “Shareholders”), NT acquired all of the issued and outstanding common stock of NEWFAIR from the Shareholders in exchange for a total of 21,614,000 shares of NT common stock (the “Exchange Shares”). Following the issuance of the Exchange Shares, NT has a total of 24,667,665 shares of common stock issued and outstanding.

Immediately after closing of the transaction, NT transferred all of its assets and liabilities to its wholly owned subsidiary, PNC Lab, Inc., a Nevada corporation (“PNC”). NT then distributed its equity in PNC to Alan Lew, an individual, who has undertaken to assume all the liabilities of NT that have been transferred to PNC for a consideration of 200,000 shares of NT common stock and $130,000, $15,000 of which has already been paid and the remaining balance of $115,000 shall be paid by NT to PNC after NT has successfully raised such funds from third party investors.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On August 15, 2005, the Company issued 21,614,000 shares of common stock, in the aggregate, to the Shareholders pursuant to the terms of the Share Exchange Agreement. Such issuances were effected under Section 4(2) of the Securities Act of 1933, as amended, and appropriate legends were affixed to the share certificates and other instruments issued in such transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit

Number	Description

10.1

Agreement for Share Exchange dated August 15, 2005 by and among NT Holding Corp., a Nevada corporation, Alan Lew, Newfair Associates Limited, a British Virgin Islands corporation, and the Shareholders of NEWFAIR.

10.2	Financial Statements of Newfair Associates Limited. (1)

10.3	Pro Forma Financial Information. (1)

(1) To be filed by amendment within 71 days after August 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 19, 2005	NT HOLDING CORP.

By: /s/ Alan Lew
Alan Lew
Its: